Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement on Form F-1 of Hacker Interstellar Inc. (the “Company”) of our report dated May 12, 2026, relating to our audits of the consolidated financial statements of the Company as of and for the years ended December 31, 2025, 2024 and 2023, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our Firm under the caption “Experts” in this Registration Statement.

/s/ HTL International, LLC
HTL International, LLC
Houston, Texas

June 12, 2026